UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2008 (January 11, 2008)

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DECORATOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-7753	25-1001433
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

10011 Pines Boulevard, Suite #201, Pembroke Pines, Florida 33024

(Address of principal executive offices) (Zip Code)

(954) 436-8909

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On January 11, 2008, Decorator Industries, Inc. (the “Company”) completed a buyback of 100,000 shares of the Company’s Common Stock. Prides Capital Partners, L.L.C. disposed of its 214,769 shares of the Company’s Common Stock at a negotiated price of $3.85 per share. The Company purchased 100,000 of those shares, the Ravenswood Investment Company, L.P. purchased 80,338 shares, and Ravenswood Investments III, L.P. bought 34,431 shares. The Company financed this transaction through funds drawn against the Company’s line of credit. After this transaction, the Company had 2,922,531 shares outstanding. The per share book value of the Company’s stock increased by 1% as a result of this transaction, and the beneficial ownership of the Company’s Common Stock, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, by Robert E. Robotti increased from 27% to 32%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORATOR INDUSTRIES, INC.
(Registrant)

By:	/s/ MICHAEL K. SOLOMON
Michael K. Solomon Vice President

Date: January 16, 2008

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